EPICENTER OIL & GAS, LLC
108 East Hillcrest Street
Orlando, FL 32801
and
17 Dogwood Lane
Salem, IL 62881

April 29, 2009

Steve Durdin, CEO
INDIGO-ENERGY, INC.
2857 Hartwick Pines Drive
Henderson, NV 89052

RE: DRILLING AGREEMENT BETWEEN INDIGO-ENERGY, INC. AND EPICENTER OIL & GAS, LLC

Dear Steve:

As discussed, the purpose of this writing is to set forth the agreement between Indigo-Energy, Inc. (Indigo) and Epicenter Oil & Gas, LLC (Epicenter) regarding the drilling and completion of four (4) wells in Dubois County, Indiana, in what is known as the Dubois Field.

The parties agree that Indigo shall provide $2,100,000.00 (two million one hundred thousand dollars) for the costs of drilling and completing four (4) wells in the Dubois Field. Any remaining charges for the drilling of these wells over and above $2,100,000.00 shall be paid for or reimbursed from 100% of the Net Working Interest revenue from these four wells until all drilling and completion costs have been paid-in-full. The four (4) wells consist of one (1) vertical hub well within the New Albany Shale; two (2) horizontal wells approximately 4,700' long which connect to the hub well; and one (1) horizontal well approximately 1,300' long drilled within the Devonian limestone. Epicenter is the operator of the Dubois Field and all wells drilled thereon.

In consideration of the funds to be provided by Indigo, Indigo shall own 75% of the working interest in said wells. In consideration of Epicenter being the operator of the field, Epicenter is to receive 25% of the working interest in said wells.

Epicenter shall prepare an assignment of working interest whereby Indigo, as Assignee, shall receive its 75% of the working interest in said wells. The assignment will be provided to Indigo and shall be recorded in the appropriate Public Records of Dubois County, Indiana.

Steve Durdin, CEO
April 29, 2009
PAGE TWO

Please signify your acceptance of the terms, provisions and conditions of this agreement by executing in the appropriate space below and returning a signed copy to me.

Very truly yours,

EPICENTER OIL & GAS, LLC

By: ______________________
Frank G. Finkbeiner, Managing Partner

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ACCEPTED AND AGREED:

INDIGO-ENERGY, INC.

By: ______________________
Steve Durdin, CEO

ACCEPTED AND AGREED:

EPICENTER OIL & GAS, LLC.

By: ______________________
Frank G. Finkbeiner, Managing Partner